Exhibit 99.1

News Release
RAMBUS REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

•Excellent quarter, at the high end of expectations for revenue and profit
•$62.0 million in cash provided by operating activities, the highest quarterly cash generation in over 10 years
•Fifth consecutive quarter of record revenue from memory interface chips driven by strong demand in data center

SAN JOSE, Calif. - August 3, 2020 - Rambus Inc. (NASDAQ:RMBS), a premier silicon IP and chip provider making data faster and safer, today reported financial results for the second quarter ended June 30, 2020. GAAP revenue for the second quarter was $59.9 million; licensing billings were $60.7 million, product revenue was $31.7 million, and contract and other revenue was $11.2 million. The Company also generated $62.0 million in cash provided by operating activities.

“Rambus had a superb second quarter with cash generated from operations at a 10-year high and our chip business delivering its fifth consecutive quarter of record revenue,” said Luc Seraphin, chief executive officer of Rambus. “This tremendous performance was enabled by our sustained focus on quality and execution, demonstrating our ability to consistently deliver.”

Business Review

The need for increased bandwidth, capacity and security across all data-centric applications continues to create strong sustained demand for products and solutions that improve the performance of the global data infrastructure and drive Rambus growth.

The Company’s memory interface chip business continued its growth trajectory, with a fifth consecutive quarter of record revenue. This performance was driven by a combination of increased data center and OEM qualifications, and an overall increase in market demand. With the recent industry publication of the DDR5 memory specification, Rambus remains poised as a market leader to support our customers’ next-generation systems.

The Rambus Silicon IP business maintained its momentum with design wins for interface and security IP at tier-1 SoC makers across data center, AI and 5G. With the availability of the cutting-edge 112G XSR SerDes for chiplets and co-packaged optics, the Company continues to deliver solutions that enable leading-edge architectures and capabilities for high-performance systems.

Quarterly Financial Review - GAAP	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2020	2019
Revenue
Royalties	$17.0	$27.1
Product revenue	31.7	16.0
Contract and other revenue	11.2	15.2
Total revenue	$59.9	$58.3
Cost of product revenue	$10.3	$6.3
Cost of contract and other revenue	$1.5	$2.9
Amortization of acquired intangible assets (included in total cost of revenue)	$4.3	$3.8
Total operating expenses (1)	$56.2	$82.3
Operating loss	$(12.5)	$(37.0)
Operating margin	(21)%	64%
Net loss	$(10.8)	$(37.0)
Diluted net loss per share	$(0.09)	$(0.33)
Net cash provided by operating activities	$62.0	$38.7

(1) Includes amortization of acquired intangible assets of approximately $0.2 million and $1.1 million for the three months ended June 30, 2020 and 2019, respectively.

Quarterly Financial Review - Non-GAAP (including operational metric) (1)	Three Months Ended June 30,
(In millions)	2020	2019
Licensing billings (2)	$60.7	$64.9
Product revenue	$31.7	$16.0
Contract and other revenue	$11.2	$15.2
Cost of product revenue	$10.3	$6.3
Cost of contract and other revenue	$1.5	$2.9
Total operating expenses	$47.7	$54.9
Interest and other income (expense), net	$0.1	$0.9
Diluted share count	115	113

(1) See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below. Note that the applicable non-GAAP measures are presented and that revenue, cost of product revenue and cost of contract and other revenue are solely presented on a GAAP basis.

(2)  Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

GAAP revenue for the quarter was $59.9 million, at the high end of expectations due to the Company's strong performance in its memory interface chip business. The Company also had licensing billings of $60.7 million, product revenue of $31.7 million, and contract and other revenue of $11.2 million. Rambus had total GAAP cost of revenue of $16.1 million and operating expenses of $56.2 million. The Company also had total non-GAAP operating expenses of $59.5 million (which includes non-GAAP cost of revenue), below the low end of its expectations through its cost management actions. Due to the Company's strong performance and cost management actions, its revenue and profit were at the high end of its expectations. The Company had GAAP diluted net loss per share of $0.09. The Company's basic share count was 114 million shares and its diluted share count would have been 115 million shares.

Cash, cash equivalents, and marketable securities as of June 30, 2020 were $486.1 million, an increase of $50.7 million from March 31, 2020, mainly due to $62.0 million in cash provided by operating activities, the highest quarterly cash generation in over 10 years.

2020 Third Quarter Outlook

The Company will discuss its full revenue guidance for the third quarter of 2020 during its upcoming conference call. The following table sets forth third quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (2)	$55 - $61	$55 - $61
Product revenue	$29 - $35	$29 - $35
Contract and other revenue	$10 - $16	$10 - $16
Total operating costs and expenses	$76 - $72	$64 - $60
Interest and other income (expense), net	$2	$0
Diluted share count	116	116

(1) See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” table included below. Note that the applicable non-GAAP measures are presented, and that revenue is solely presented on a GAAP basis.

(2)  Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences. This metric is the same for both GAAP and non-GAAP presentations.

For the third quarter of 2020, the Company expects licensing billings to be between $55 million and $61 million. The Company also expects royalty revenue to be between $9 million and $15 million, product revenue to be between $29 million and $35 million and contract and other revenue to be between $10 million and $16 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales, solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $76 million and $72 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $64 million and $60 million. These expectations also assume non-GAAP interest and other income (expense), net, of $0 million, tax rate of 24% and diluted share count of 116 million, and exclude stock-based compensation expense ($7 million), amortization expense ($5 million), non-cash interest expense on convertible notes ($2 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($3 million).

Conference Call:

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 1788075.

Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, restructuring charges, impairment of assets held for sale, amortization expense, escrow settlement refund, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the reported periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Impairment of assets held for sale. These charges consist of non-cash charges to assets held for sale and are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Escrow settlement refund. The Company received a refund from an escrow settlement related to a prior acquisition. The Company excludes these items because these receipts are not reflective of ongoing operating results. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2020 and 2019, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a premier Silicon IP and chip provider that makes data faster and safer. With 30 years of innovation, we continue to develop the foundational technology for all modern computing systems. Leveraging our semiconductor expertise, Rambus solutions speed performance, expand capacity and improve security for today’s most demanding applications. From data center and edge to artificial intelligence and automotive, our interface and security IP, and memory interface chips enable SoC and system designers to deliver their vision of the future. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding operating results and business opportunities, growth in product and service offerings and product revenue, expected benefits of our merger, acquisition and divestiture activity and related integration, and financial guidance for the third quarter of 2020, including licensing billings and revenue estimates, operating costs and expenses, interest and other income (expense), net and estimated, fixed, long-term projected tax rates on a GAAP and non-GAAP basis, as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the Novel Coronavirus (COVID-19). Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$103,275	$102,176
Marketable securities	382,802	305,488
Accounts receivable	35,198	44,039
Unbilled receivables	155,448	184,366
Inventories	11,554	10,086
Prepaids and other current assets	17,970	18,524
Total current assets	706,247	664,679
Intangible assets, net	45,624	54,900
Goodwill	183,222	183,465
Property, plant and equipment, net	50,858	44,714
Operating lease right-of-use assets	31,407	37,020
Deferred tax assets	5,350	4,574
Unbilled receivables, long-term	289,044	343,703
Other assets	4,895	5,931
Total assets	$1,316,647	$1,338,986

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,016	$9,549
Accrued salaries and benefits	16,170	20,291
Deferred revenue	10,841	11,947
Income taxes payable, short-term	20,044	19,142
Operating lease liabilities	4,463	6,357
Other current liabilities	17,924	18,893
Total current liabilities	83,458	86,179
Long-term liabilities:
Convertible notes, long-term	152,359	148,788
Long-term operating lease liabilities	37,626	39,889
Long-term income taxes payable	50,472	60,094
Deferred tax liabilities	14,724	13,846
Other long-term liabilities	12,818	19,272
Total long-term liabilities	267,999	281,889
Total stockholders’ equity	965,190	970,918
Total liabilities and stockholders’ equity	$1,316,647	$1,338,986

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Royalties	$16,957	$27,050	$36,651	$51,903
Product revenue	31,725	16,031	62,453	24,995
Contract and other revenue	11,248	15,216	24,815	29,783
Total revenue	59,930	58,297	123,919	106,681
Cost of revenue:
Cost of product revenue (1)	10,277	6,310	20,620	10,737
Cost of contract and other revenue	1,535	2,910	2,733	5,818
Amortization of acquired intangible assets	4,336	3,807	8,680	7,670
Total cost of revenue	16,148	13,027	32,033	24,225
Gross profit	43,782	45,270	91,886	82,456
Operating expenses:
Research and development (1)	34,688	37,890	71,352	78,509
Sales, general and administrative (1)	21,310	23,794	44,205	50,314
Amortization of acquired intangible assets	248	1,114	596	2,239
Restructuring charges	—	2,528	836	2,859
Change in fair value of earn-out liability	—	—	(1,800)	—
Impairment of assets held for sale	—	16,990	—	16,990
Total operating expenses	56,246	82,316	115,189	150,911
Operating loss	(12,464)	(37,046)	(23,303)	(68,455)
Interest income and other income (expense), net	4,597	6,972	10,971	14,385
Interest expense	(2,580)	(2,534)	(5,135)	(4,805)
Interest and other income (expense), net	2,017	4,438	5,836	9,580
Loss before income taxes	(10,447)	(32,608)	(17,467)	(58,875)
Provision for income taxes	334	4,372	1,297	4,681
Net loss	$(10,781)	$(36,980)	$(18,764)	$(63,556)
Net loss per share:
Basic	$(0.09)	$(0.33)	$(0.17)	$(0.58)
Diluted	$(0.09)	$(0.33)	$(0.17)	$(0.58)
Weighted average shares used in per share calculation
Basic	113,572	110,875	113,240	110,287
Diluted	113,572	110,875	113,240	110,287
_________
(1) Total stock-based compensation expense for the three and six months ended June 30, 2020 and 2019 is presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of product revenue	$—	$1	$—	$2
Research and development	$2,515	$3,058	$5,128	$6,268
Sales, general and administrative	$4,192	$4,021	$7,651	$7,999

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
Total operating expenses	$56,246	$82,316
Adjustments:
Stock-based compensation expense	(6,707)	(7,080)
Acquisition-related costs and retention bonus expense	(1,577)	—
Amortization of acquired intangible assets	(248)	(1,114)
Restructuring charges	—	(2,528)
Impairment of assets held for sale	—	(16,990)
Escrow settlement refund	—	296
Non-GAAP total operating expenses	$47,714	$54,900

Interest and other income (expense), net	$2,017	$4,438
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(3,697)	(5,288)
Non-cash interest expense on convertible notes	1,798	1,702
Non-GAAP interest and other income (expense), net	$118	$852

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions)
(Unaudited)

2020 Third Quarter Outlook	Three Months Ended September 30, 2020
	Low	High
Forward-looking operating costs and expenses	$75.6	$71.6
Adjustments:
Stock-based compensation expense	(7.0)	(7.0)
Amortization of acquired intangible assets	(4.5)	(4.5)
Forward-looking Non-GAAP operating costs and expenses	$64.1	$60.1

Forward-looking interest and other income (expense), net	$1.5	$1.5
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(3.3)	(3.3)
Non-cash interest expense on convertible notes	1.8	1.8
Forward-looking Non-GAAP interest and other income (expense), net	$0.0	$0.0